Genesys Industries Files 10-Q and Reports Results for Quarter Ending March 31, 2018

NEW YORK, NY – May 3rd, 2018 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN – announced that the company today reported its financial results for the three-month and nine-month period ended March 31, 2018.

Company Spokesperson, commented, “We reported substantial increases in our overall operations for the quarter ending March 31, 2018. We commenced operations on March 5th 2018. All our activities and results were produced from March 5th to March 29th a sales cycle of less than 24 operating days for the entire quarter. We are truly proud of executing our operations at a record pace. Our machinery was moved, set up and was under power within days and we were running production as fast as we could for the 24 days in March”

Third Quarter Business Highlights and Financial Highlights

•	For the three months ended March 31, 2018, we earned revenue of $48,749, compared to $0 for the three months ended March 31, 2017. Our revenue of $48,749 was all from products shipped in the month of March as a result of the commencement of our new business plan and operations. We commenced operations on March 5th. Our revenues were produced from March 5th to March 29th a sales cycle of less than 24 operating days for the entire quarter.

•	For the three months ended March 31, 2018, company assets increased to $793,493 compared to $21,358 for the year ended June 30, 2017. The increase was mostly due to the purchase of real property, plant and equipment as well as the addition of accounts receivable and inventory.

•	Gross Margin for Q3 2018 was 88%, compared to 0% for Q3 2017.

•	The company has added 12 new OEM customers in diverse industries, such as Aerospace, Industrial, Food Processing, Space Exploration, Firearms and Munitions.

•	As of March 31, 2018, the Company has ten employees, primarily in Engineering & Production.

•	Although we currently have no designated sales team, our near term goal is to build a sales organization of inside and outside team members to develop a sales pipeline and commence prospecting new OEM customers.

About Genesys Industries

Genesys Industries is a diversified multi-industry advanced manufacturer of complex components and products. The company is a vertically integrated precision cnc manufacturing and fabrication company with core emphasis on product design, engineering and precision manufacturing of complex components and products. Some of the industries served include Aerospace, Automotive, Firearms, Food Processing, Industrial, Munitions, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more. Follow us on twitter @genesysind or $GEIN

Contact Information.

Investor Relations

Genesys Industries, Inc

Phone: 941-722-3600

ir@genesysindustries.com

www.genesysindustries.com

Safe Harbor Statement

This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Statements contained in this press release regarding the company intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the risks and uncertainties discussed under the heading "Risk Factors" in the Company's Financial Reports. This press release does not form any part of a prospectus or offering. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.